FOR IMMEDIATE RELEASE

                                                    CONTACT:
                                                    DERMOT  O'GRADY,  CFO
                                                    MATHSOFT,  INC.
                                                    617-577-1017  x821

                      MATHSOFT REPORTS FOURTH QUARTER 2000

   HISTORIC RESULTS RESTATED TO REFLECT DISCONTINUED OPERATIONS OF RECENTLY SOLD
         ENGINEERING AND EDUCATION PRODUCTS DIVISION (EEPD) AND CLOSURE OF
                              FREESCHOLARSHIPS.COM

           COMPANY TO BE RENAMED INSIGHTFUL CORPORATION (NASDAQ: IFUL)

CAMBRIDGE, MASS., January 23, 2001- MathSoft, Inc. (Nasdaq: MATH) today reported results for the fourth quarter and 12 months ended December 31, 2000. Results for prior periods have been restated to reflect the closure of FreeScholarships.com in the third quarter ended September 30, 2000 and the recent sale of the Engineering and Educational Products Division (EEPD). Continuing operations comprise the company's Data Analysis Products Division, which is to be renamed Insightful Corporation and trade on the Nasdaq under the stock symbol IFUL.

COMPANY'S  DATA  ANALYSIS  PRODUCTS  DIVISION  REPORTS  RECORD  RESULTS
Net revenues from continuing operations were $3.8 million and $15.2 million for the fourth quarter and 12 months ending December 31, 2000, respectively. This compares to net revenues from continuing operations of $3.3 million and $12.2 million for the comparable periods last year. This represents increases of 16 percent over the fourth quarter and 25 percent over the 12 months in Fiscal 1999.

Net income from continuing operations for the fourth quarter of 2000 was $192,000 or $0.02 per basic and diluted share, and $1.3 million, or $0.12 per basic and diluted share for the 12 months ending December 31, 2000. This compares to a net loss of $29,000, or $0.00 per share and a net profit of $875,000, or $0.09 per basic share and $0.08 per diluted share - reported in the corresponding quarter and 12 months ended December 30, 1999.

Including the results of discontinued operations, net income for the fourth quarter of 2000 was $1.6 million or $0.15 per diluted share. This compares with net income of $186,000, or $0.02 per diluted share for the fourth quarter of 1999. Consolidated net income for fiscal 2000 was a $6.0 million loss or $0.54 loss per diluted share. This compares with consolidated net income of $1.5 million or $0.14 per diluted share for fiscal 1999.

COMPANY  ALIGNS  RESOURCES  TO  FOCUS  ON  FASTER  GROWING  MARKETS
"We are pleased with the progress that has been made during the fourth quarter, particularly with the growth experienced by our faster growing Data Analysis Products Division. As a result of this division's significant market opportunity, today the company announced the sale of its EEPD division for $7 million in gross cash proceeds. The sale of this division to its management team will allow the remaining company to focus its resources and more quickly capitalize on growing end markets. Reflecting this strategic repositioning, the company is to be renamed Insightful Corporation (Nasdaq:IFUL). We believe the decision to focus the company on higher growth data analysis solutions will provide the best opportunity for Insightful to deliver long-term shareholder value," said Charles Digate, chairman and CEO of MathSoft (Insightful).

RESULTS
-------

- The Data Analysis Products Division enjoyed another strong quarter for professional services, primarily provided to customers in the finance and telecommunications markets. Software license sales in the fourth quarter of 2000 also showed good growth in the Windows version of S-PLUS(R) and web-based StatServer(R).

- As previously reported, the company discontinued the operations of FreeScholarships.com at the end of the third quarter of 2000. The company had recorded a third quarter charge within discontinued operations for estimated expenses associated with the closure of the division and its Web site. In the fourth quarter of 2000, the company reversed $0.8 million of the reserve established for these expenses due to a reduced requirement resulting from successful negotiations with various vendors to the division.

- Historical results for the company's Engineering and Education Products Division also have been classified within discontinued operations. The Company recorded a profit of $0.6 million in the fourth quarter of 2000 from this division.

- The Engineering and Education Products Division was sold for $7 million in gross cash proceeds on January 23, 2001. The net gain for this transaction will be reported within discontinued operations in the first quarter of 2001, and is presently expected to range between $3.5 and $4.0 million.

GUIDANCE
--------

- Q101 revenues are expected to grow 20%-25% to $4.4 million with earnings of $0.02 per diluted share, down from Q100 due to increased investments in sales and product development.

- The company projects revenues for the fiscal 2001 will grow 25% to 27%, with a 25% increase in earnings to .15 per diluted share.


ABOUT  INSIGHTFUL  CORPORATION,  FORMERLY  KNOWN  AS  MATHSOFT,  INC.

FOUNDED IN 1984, AND FOLLOWING ITS JANUARY 2001 SALE OF ITS ENGINEERING AND EDUCATIONAL PRODUCTS DIVISION, MATHSOFT WILL NOW DO BUSINESS AS INSIGHTFUL
CORPORATION (NASDAQ: IFUL). INSIGHTFUL CORPORATION IS A LEADING SUPPLIER OF SOFTWARE AND SERVICES FOR PREDICTIVE ANALYSIS, DATA MINING, AND BUSINESS INTELLIGENCE. ITS CUSTOMERS INCLUDE MOST OF THE MAJOR FINANCIAL SERVICES, BIOTECHNOLOGY, PHARMACEUTICAL, HIGH TECH MANUFACTURING AND TELECOMMUNICATIONS FIRMS THROUGHOUT THE WORLD IN ADDITION TO A LARGE NUMBER OF RESEARCH
INSTITUTIONS IN GOVERNMENT AND ACADEMIA. THE COMPANY HAS MORE THAN 140 EMPLOYEES, WITH CORPORATE OFFICES IN SEATTLE, WA AND BAGSHOT, ENGLAND AND AN EXTENSIVE NETWORK OF INTERNATIONAL DISTRIBUTORS.

THIS RELEASE CONTAINS INFORMATION ABOUT MANAGEMENT'S FUTURE EXPECTATIONS, PLANS AND PROSPECTS THAT CONSTITUTE FORWARD-LOOKING STATEMENTS FOR PURPOSES OF THE SAFE HARBOR PROVISIONS UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE INDICATED BY THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF VARIOUS IMPORTANT FACTORS, INCLUDING, BUT NOT LIMITED TO, THE RISKS ASSOCIATED WITH DISTRIBUTION CHANNELS; THE RISKS ASSOCIATED WITH INTERNATIONAL OPERATIONS; THE RISKS ASSOCIATED WITH ACQUISITIONS; THE RISKS ASSOCIATED WITH INVESTMENTS IN NEW PRODUCTS AND SERVICES, AND THE ABILITY TO ENHANCE CURRENT PRODUCTS AND TO INTRODUCE NEW PRODUCTS IN A TIMELY FASHION. PLEASE REFER TO THE CAUTIONARY STATEMENTS APPEARING IN INSIGHTFUL'S ANNUAL AND QUARTERLY REPORTS AND PROSPECTUS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR A DISCUSSION OF THESE AND OTHER VARIOUS FACTORS THAT COULD CAUSE INSIGHTFUL'S ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED IN THE FORWARD-LOOKING STATEMENTS.

MORE INFORMATION ABOUT INSIGHTFUL CORPORATION, PRODUCTS AND SERVICES IS AVAILABLE AT HTTP://WWW.INSIGHTFUL.COM, 1-800/569-0123, FAX 206/283-8691 OR MAIL 1700 WESTLAKE AVENUE NORTH, SUITE 500, SEATTLE, WA 98109.
--------------------------------------------------------------------------------
================================================================================
--------------------------------------------------------------------------------
                                       ###

S-PLUS AND STATSERVER ARE REGISTERED TRADEMARKS, AND INSIGHTFUL CORPORATION, INSIGHTFUL AND THE INSIGHTFUL LOGO ARE TRADEMARKS OF INSIGHTFUL CORPORATION.


                         - Financial Statements Follow -

                    MATHSOFT, INC. AND SUBSIDIARIES
                 D/B/A INSIGHTFUL SOLUTIONS CORPORATION
                   CONSOLIDATED CONDENSED BALANCE SHEETS
                             (IN THOUSANDS)
                               (UNAUDITED)


                                 ASSETS

                                                          DEC 31,   DEC 31,
                                                           2000      1999
                                                         --------  --------

CURRENT ASSETS:
      Cash, cash equivalents and short-term investments  $  3,745  $  7,213
      Accounts receivables, net                             2,997     1,833
      Other receivables                                       981     1,420
      Inventories                                              71        78
      Prepaid expenses                                        127       141
                                                         --------  --------
           Total current assets                             7,921    10,685
                                                         --------  --------

PROPERTY AND EQUIPMENT, NET                                 1,091       558
                                                         --------  --------

NET ASSETS FROM DISCONTINUED OPERATIONS                     1,291     2,399

OTHER ASSETS                                                  202       269
                                                         --------  --------

           TOTAL ASSETS                                  $ 10,505    13,911
                                                         ========  ========


                   LIABILITIES AND STOCKHOLDERS' EQUITY

                                                          DEC 31,   DEC 31,
                                                           2000      1999
                                                         --------  --------
CURRENT LIABILITIES                                      $  6,593  $  5,187

OTHER LONG-TERM LIABILITIES                                    39        90

STOCKHOLDERS' EQUITY                                        3,873     8,634
                                                         --------  --------

           TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $ 10,505    13,911
                                                         ========  ========

                                 MATHSOFT, INC. AND SUBSIDIARIES
                               D/B/A INSIGHTFUL SOLUTIONS CORPORATION
                         CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS
                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                           (UNAUDITED)



                                                               THREE  MONTHS  ENDED  TWELVE MONTHS ENDED
                                                                 DEC 31,   DEC 31,    DEC 31,   DEC 31,
                                                                  2000      1999       2000       1999
                                                                --------  ---------  ---------  --------
REVENUES:
      Software licenses                                         $  1,773  $  1,673   $  6,811   $  6,463
      Services and other                                           2,065     1,636      8,435      5,749
                                                                --------  ---------  ---------  --------
          Total Revenues                                           3,838     3,309     15,246     12,212
                                                                --------  ---------  ---------  --------

COST OF REVENUES:
      Software licenses                                              436       458      1,697      1,611
      Services and other                                             816       470      2,810      1,666
                                                                --------  ---------  ---------  --------
          Total cost of revenues                                   1,252       928      4,507      3,277
                                                                --------  ---------  ---------  --------
          Gross Profit                                             2,586     2,381     10,739      8,935
                                                                --------  ---------  ---------  --------

OPERATING EXPENSES:
      Sales and marketing                                          1,227     1,080      4,862      4,033
      Research and development                                       666       456      2,310      1,669
      General and administrative                                     531       820      2,402      2,388
                                                                --------  ---------  ---------  --------
          Total operating expenses                                 2,424     2,356      9,574      8,090
                                                                --------  ---------  ---------  --------

          Income from Continuing Operation                           162        25      1,165        845

INTEREST INCOME , NET                                                 48        36        208        144
                                                                --------  ---------  ---------  --------

         Income Before Provisions for Income Taxes                   210        61      1,373        989

PROVISION FOR INCOME TAXES                                            18        90         67        114
                                                                --------  ---------  ---------  --------

         Net Income (loss) from Continuing Operation                 192       (29)     1,306        875

DISCONTINUED OPERATIONS
      Income (loss) from Operations of Discontinued Divisions      1,437       215     (7,307)       578
                                                                --------  ---------  ---------  --------

         Net Income (loss)                                      $  1,629  $    186   $ (6,001)  $  1,453
                                                                ========  =========  =========  ========


BASIC EARNINGS (LOSS) PER SHARE - CONTINUING OPERATION          $   0.02  $  (0.00)  $   0.12   $   0.09
                                                                ========  =========  =========  ========

DILUTED EARNINGS (LOSS) PER SHARE - CONTINUING OPERATION        $   0.02  $  (0.00)  $   0.12   $   0.08
                                                                ========  =========  =========  ========

BASIC EARNINGS (LOSS) PER SHARE                                 $   0.15  $   0.02   $  (0.57)  $   0.15
                                                                ========  =========  =========  ========

DILUTED EARNINGS (LOSS) PER SHARE                               $   0.15  $   0.02   $  (0.54)  $   0.14
                                                                ========  =========  =========  ========

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING                        10,696     9,850     10,458      9,770
                                                                ========  =========  =========  ========

WEIGHTED AVERAGE COMMON SHARES ASSUMING DILUTION                  10,765    10,467     11,028     10,494
                                                                ========  =========  =========  ========